UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2011, through a wholly own subsidiary, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into an agreement with Carter Validus Properties, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase and Sale Agreement together with The First Amendment to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Peachtree/Carnegie, LLC (the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the Seller’s interest in an approximately 338,000 square feet leased data center and parking facilities (“180 Peachtree”), located in Atlanta, Georgia. 180 Peachtree is currently 100% leased to six tenants. The Assignor entered into the Purchase and Sale Agreement on October 12, 2011, which was amended on November 18, 2011. The terms of the Purchase and Sale Agreement provide for a purchase price of $94,750,000, plus closing costs. On November 18, 2011, DC-180 Peachtree, LLC, a subsidiary of CVOP, was formed to acquire and own 180 Peachtree.

The Purchase and Sale Agreement provides for (i) a non-refundable initial earnest money deposit of $2,000,000, a second earnest money deposit of $500,000 that was paid on November 21, 2011, and a third earnest money deposit of $3,500,000 due on December 2, 2011, for a total earnest money deposit of $6,000,000, which will be applied towards the purchase price on the completion of the acquisition of 180 Peachtree and which will be non-refundable unless the Seller defaults on its obligations under the Purchase and Sale Agreement; and (ii) an anticipated closing date of January 3, 2012; however, at the Company’s election, the closing date may be extended to a date no later than January 18, 2012 by providing an additional earnest money deposit of $1,000,000. The Purchase and Sale Agreement also contains closing conditions such that the Seller must provide subordination and non-disturbance agreements and estoppel letters for the tenants by the closing date or the Company can terminate the contract and receive a refund of the earnest money deposits. The Purchase and Sale Agreement also contains customary covenants, closing conditions, representations and warranties, and indemnification provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: November 25, 2011	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer